Exhibit 10.2

FIRST AMENDMENT

TO THE

CLIFFS NATURAL RESOURCES INC.

2012 INCENTIVE EQUITY PLAN

WHEREAS, Cliffs Natural Resources Inc. (the “Company”) sponsors the 2012 Incentive Equity Plan (the “2012 Plan”);

WHEREAS, “Early Retirement” is defined in the 2012 Plan in the same manner as it is defined in the 2007 Incentive Equity Plan as a result of an amendment to the 2007 plan adopted in 2011 that added an alternate method of attaining early retirement age, which alternate method was intended to prevent past service with entities acquired by the Company or a subsidiary from being recognized for this purpose;

WHEREAS, the definition of “Early Retirement” did not fully accomplish this intention; and

WHEREAS, pursuant to its authority under Article XVI of the 2012 Plan, the Company desires to amend the 2012 Plan in order to conform its definition of Early Retirement to its original intent;

NOW THEREFORE, effective as to all grants after the date this First Amendment is adopted by the Company, the 2012 Plan is hereby amended by revising Section 1.2(p) to read as follows:

(p)    “Early Retirement” means a Participant's retirement from active employment with the Company or a Subsidiary on and after the attainment of any of the following: (i) at least age 55 and at least a 5-year period of service with the Company and/or a Subsidiary, but, for this purpose, only recognizing service with the Company and/or Subsidiary during the period of time when the Company and the applicable Subsidiary are treated as a members of the same controlled group of corporations under Section 414(b) of the Code or as trades or business under common control under Section 414(c) of the Code, with additional service, if any, as may be recognized by the Committee in its sole discretion; (ii) at least age 55 and at least 15 years of Continuous Service; or (iii) at least 30 years of Continuous Service. For this purpose, “Continuous Service” shall be determined pursuant to Part A of the Pension Plan for Employees of Cliffs Natural Resources Inc. and Its Associated Employers (“Part A”), and if the Participant is not a participant in Part A, such Participant's years of Continuous Service shall be determined as if he or she is a participant of Part A and applying the rules thereof to such Participant.

IN WITNESS WHEREOF, a duly authorized officer of the Company, pursuant to the authorization of the Board of Directors of the Company, has caused this First Amendment to be executed on this 11th day of September, 2012.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ James Michaud
Title: Senior Vice President, Human Resources & Chief Human Resource Officer

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